UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2009

REGIS CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

7201 Metro Boulevard
Minneapolis, MN 55439
(Address of principal executive offices and zip code)

(952) 947-7777
(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regis Corporation
Current Report on Form 8-K

ITEM 1.01.   ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On July 14, 2009, Regis Corporation (the “Company”) consummated the issuance and sale of $150,000,000 aggregate principal amount of 5% Convertible Senior Notes due 2014 (the “Notes”) pursuant to the terms of an Indenture (the “Indenture”) dated July 14, 2009 between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”).  A copy of the Indenture is filed as Exhibit 4.1 with this report and incorporated herein by reference.  The following description of the Notes and the Indenture is a summary and is not meant to be a complete description of the Notes or the Indenture.  This description is qualified in its entirety by reference to the detailed provisions of the Indenture.

The Notes are unsecured, senior obligations of the Company and interest at a rate of 5.0% per annum, payable semi-annually in arrears on January 15 and July 15, beginning on January 15, 2010. The Notes will mature on July 15, 2014 unless earlier repurchased by the Company or converted. The Notes will be convertible subject to certain conditions at an initial conversion rate of 64.6726 shares of the Company’s common stock per $1,000 principal amount of Notes (representing an initial conversion price of approximately $15.46 per share of the Company’s common stock), subject to adjustment in certain circumstances.

Prior to April 15, 2014, a holder of the Notes may convert all or a portion of their Notes, commencing September 30, 2009 if the last reported sale price of the Company’s common stock for 20 or more trading days (whether or not consecutive) in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding quarter exceeds 130% of the applicable conversion price in effect on each such trading day.  In addition, a holder of the Notes may convert all or a portion of their Notes prior to April 15, 2014 during the five business day period after any 10 consecutive trading day period in which the trading price of the Notes for each trading day of such period was less than 98% of the product of the last reported sale price of the Company’s common stock and the applicable conversion rate on each such day.  Holders of the Notes may require the Company to purchase all or a portion of their Notes at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, in cash, upon the occurrence of certain fundamental changes involving the Company.  Holders of Notes may convert their Notes at any time on or after April 15, 2014 until the second trading day before July 15, 2014.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of all the Notes, and the interest accrued on such Notes, if any, to be due and payable immediately. In the case of an event of default arising out of bankruptcy events, the principal amount of the Notes together with any accrued and unpaid interest thereon will automatically become immediately due and payable.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT NUMBER

4.1	Indenture dated July 14, 2009 by and between the Company and Wells Fargo Bank, N.A., as Trustee.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: July 17, 2009	By:	/s/ Eric Bakken
Name: Eric Bakken, Title: Secretary

EXHIBIT INDEX

EXHIBIT NUMBER

4.1	Indenture dated July 14, 2009 by and between the Company and Wells Fargo Bank, N.A., as Trustee.